Exhibit 99.1

Eventbrite Announces Proposed Convertible Senior Notes Offering

06/10/2020

SAN FRANCISCO—(BUSINESS WIRE)—Eventbrite, Inc. (NYSE: EB), a global self-service ticketing and experience technology platform, today announced its intention to offer, subject to market and other conditions, $115,000,000 aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Eventbrite also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 30 days from, and including, the date the notes are first issued, up to an additional $17,250,000 aggregate principal amount of notes solely to cover overallotments, if any.

The notes will be senior, unsecured obligations of Eventbrite, will accrue interest payable semi-annually in arrears and will mature on December 1, 2025, unless earlier converted, redeemed or repurchased. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Eventbrite will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at Eventbrite’s election. The notes will be redeemable, in whole or in part, for cash at Eventbrite’s option at any time, and from time to time, on or after June 1, 2023 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Eventbrite’s Class A common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Eventbrite intends to use a portion of the net proceeds from the offering to fund the cost of the capped call transactions described below. Eventbrite intends to use the remainder of the net proceeds from the offering for general corporate purposes.

In connection with the offering of the notes, Eventbrite expects to enter into capped call transactions with one or more of the initial purchasers and/or their respective affiliates or other financial institutions (the “capped call counterparties”). The capped call transactions are expected generally to reduce potential dilution to Eventbrite’s Class A common stock upon any conversion of notes and/or offset any cash payments Eventbrite is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, Eventbrite expects to enter into additional capped call transactions with the capped call counterparties.

Eventbrite has been advised that, in connection with establishing their initial hedges of the capped call transactions, the capped call counterparties or their respective affiliates expect to purchase shares of Eventbrite’s Class A common stock and/or enter into various derivative transactions with respect to Eventbrite’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Eventbrite’s Class A common stock or the notes at that time.

In addition, Eventbrite has been advised that the capped call counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Eventbrite’s Class A common stock and/or purchasing or selling Eventbrite’s Class A common stock or other securities of Eventbrite in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so following any conversion of the notes, any repurchase of the notes by Eventbrite on any fundamental change repurchase date, any redemption date or any other date on which the notes are retired by Eventbrite, in each case, if Eventbrite exercises its option to terminate the relevant portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Eventbrite’s Class A common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its notes.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Eventbrite

Eventbrite is a global self-service ticketing and experience technology platform that serves a community of nearly one million event creators in over 180 countries. Since inception, Eventbrite has been at the center of the experience economy, transforming the way people organize and attend events. The company was founded by Julia Hartz, Kevin Hartz and Renaud Visage, with a vision to build a self-service platform that would make it possible for anyone to create and sell tickets to live experiences. The Eventbrite platform provides an intuitive, secure, and reliable service that enables creators to plan and execute their live and online events, whether it’s an annual culinary festival attracting thousands of foodies, a professional webinar, a weekly yoga workshop or a youth dance class. With over 300 million tickets distributed to more than 4 million experiences in 2019, Eventbrite is where people all over the world discover new things to do or new ways to do more of what they love.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements regarding the completion, timing and size of the proposed offering, the intended use of the proceeds, the terms of the notes being offered, the capped call transactions and expectations regarding actions of the capped call counterparties and their respective affiliates. These forward-looking statements reflect the company’s views regarding current expectations and projections about future events and conditions and are based on currently available information. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including risks related to market conditions, including market interest rates, the trading price and volatility of Eventbrite’s Class A common stock, the COVID-19 pandemic and resulting worldwide cancellation of live events, which had been the cornerstone of the company’s business, and related uncertainty regarding the duration of the shutdown of live events and the possibility that future shutdowns will occur, whether as a result of the COVID-19 pandemic, other public health concerns or epidemics or other factors adversely affecting the live event market, and the risk factors identified in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. Eventbrite may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above. Unless required by law, the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, readers should carefully review the reports and documents the company files or furnishes from time to time with the Securities and Exchange Commission, particularly its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact Information

Press Contact:

Ronald Clark

IR@eventbrite.com

Source: Eventbrite